                                                                      EXHIBIT 99

                           VERAMARK TECHNOLOGIES, INC.

SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS
ALLOWANCE FOR DOUBTFUL ACCOUNTS
YEARS ENDED DECEMBER 31, 2003, 2002, AND 2001

  Column A               Column B                    Column C                   Column D              Column E
  --------               --------                    --------                   --------              --------
                        Balance at                                              Accounts             Balance at
                       Beginning of               Charged to Costs             Written Off             End of
Year Ended                 Year                    and Expenses                (Recovered)              Year
----------             ------------               ----------------            ------------           ----------
   2003                  $ 80,000                     $(19,151)                 $(4,151)              $ 65,000

   2002                  $139,000                     $(15,738)                 $43,262               $ 80,000

   2001                  $201,000                     $(36,000)                 $26,000               $139,000

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